Exhibit 99.1

Lucid Diagnostics Holds First #CheckYourFoodTube Precancer Testing Event

Partners with San Antonio Fire Department to test nearly 400 firefighters for esophageal precancer during Firefighter Cancer Awareness Month over two weekends, averaging nearly 100 tests per day

Expands utilization of satellite Lucid Test Centers in support of National Cancer Prevention Month

NEW YORK, February 15, 2023 — Lucid Diagnostics Inc. (Nasdaq: LUCD) (“Lucid Diagnostics” or “Lucid”), a commercial-stage cancer prevention diagnostics company and a majority-owned subsidiary of PAVmed Inc. (Nasdaq: PAVM, PAVMZ), today announced the successful completion of its first #CheckYourFoodTube Precancer Testing Event, in partnership with Rachelle Hamblin, M.D., M.P.H., and the San Antonio Fire Department (SAFD), to detect esophageal precancer in at-risk members of the department.

The SAFD testing event was held over two weekends in January, which has been designated as Firefighter Cancer Awareness Month by the International Association of Fire Fighters (IAFF). A total of 391 members, nearly one-quarter of the department, who were deemed by Dr. Hamblin to be at-risk for esophageal precancer, underwent a brief, on-site, noninvasive cell collection procedure, performed by Lucid clinical personnel using its EsoCheck® Esophageal Cell Collection Device. The samples were sent to LucidDx Labs Inc., Lucid’s dedicated CLIA-certified, CAP-approved molecular diagnostic laboratory in Lake Forest, California, where the EsoGuard® Esophageal DNA Test (“EsoGuard”) was performed. EsoGuard is the first and only commercially available diagnostic test capable of serving as a widespread tool to prevent cancer and cancer deaths through early detection of esophageal precancer in at-risk individuals, consistent with recently updated recommendations from both leading gastroenterology societies. Firefighters with suspected esophageal precancer based on a positive EsoGuard result have been identified, including some less than forty years of age, and will undergo appropriate monitoring and treatment, as indicated by clinical practice guidelines, to prevent progression to esophageal cancer.

“This is personal. This is our SAFD family, and we want to do everything we can to prevent cancer, the number one killer of firefighters,” said Dr. Hamblin. “When introduced to Lucid, we were very impressed with not only the science and precision of EsoGuard but, more importantly, its ability to detect precancerous changes in our firefighters early, which means saving lives. These cancer prevention events were an idea dreamed of by our firefighters and now made a reality. We are so grateful to the Lucid team for working tirelessly with us to make extinguishing firefighter cancer a priority. Thank you again Lucid Diagnostics for your unwavering dedication to helping educate our firefighters and prevent esophageal cancers.”

“We applaud the SAFD and Dr. Hamblin for their commitment to the health and safety of first responders who risk their lives to serve their community, and for partnering with us on our highly successful first #CheckYourFoodTube Precancer Testing Event,” said Lishan Aklog, M.D., Lucid’s Chairman and Chief Executive Officer. “These events, which we look to expand across the country, are an extension of our recently introduced and rapidly expanding satellite Lucid Test Center (sLTC) program, which brings our groundbreaking precancer testing directly to patients—at their physician’s office and now at large testing day events. This first event exceeded all expectations in terms of the number of participants and its logistical efficiency. It tested our capacity, both for on-site cell collection and the performance of the EsoGuard test in our laboratory, and the team delivered in spectacular fashion. We demonstrated that our nurse practitioners can each perform up to fifty EsoCheck procedures in a day, doubling the previous bar. Our laboratory team handled over two hundred incoming samples in a day, triple the previous record, while maintaining turnaround times at target. These successes provide an excellent foundation for future testing events as we continue to drive EsoGuard commercialization using all the tools at our disposal.”

At least thirty million at-risk individuals with gastroesophageal disease (GERD), also known as chronic heartburn, are recommended for esophageal precancer testing by professional society clinical practice guidelines to prevent highly lethal esophageal cancer. Precancer detection is essential because esophageal cancer survival rates are poor, even when detected at Stage I. Research shows that this risk is heightened among firefighters. According to research from the National Institute for Occupational Safety and Health (NIOSH), firefighters have a 62 percent higher esophageal cancer incidence and 39 percent higher mortality rate than expected.

“The safety and well-being of our firefighters is always our top priority and giving them the protection that they deserve requires us to go above and beyond,” said Brian O’Neill, Assistant Fire Chief, and Executive Officer for the San Antonio Fire Department. “The SAFD continues to make great strides toward ensuring that comprehensive cancer education and awareness is available to all our firefighters, as well as ensuring our entire SAFD family has access to the tools and care required for early and frequent cancer screening and other prevention measures. On behalf of Fire Chief Charles Hood and the entire SAFD family, I would like to thank Dr. Hamblin, Lucid Diagnostics, and the countless volunteers who made this event possible and for helping us deliver on the promise of making cancer prevention a priority for all SAFD members.”

In observation of February as National Cancer Prevention Month, and in light of the success of this event, Lucid is seeking to expand utilization of its satellite Lucid Test Centers in support of other public service departments, unions, employers, and other groups across the country that are interested in offering esophageal precancer testing for their at-risk members. For more information, please visit www.esoguard.com/request-an-event to connect with a company representative that can help organize a #CheckYourFoodTube Precancer Testing Event.

About Lucid Diagnostics

Lucid Diagnostics Inc. is a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. (Nasdaq: PAVM). Lucid is focused on the millions of patients with gastroesophageal reflux disease (GERD), also known as chronic heartburn, who are at risk of developing esophageal precancer and cancer. Lucid’s EsoGuard® Esophageal DNA Test, performed on samples collected in a brief, noninvasive office procedure with its EsoCheck® Esophageal Cell Collection Device, is the first and only commercially available diagnostic test capable of serving as a widespread screening tool to prevent cancer and cancer deaths through early detection of esophageal precancer in at-risk GERD patients.

For more information, please visit www.luciddx.com and for more information about its parent company PAVmed, please visit www.pavmed.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risk and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s and Lucid Diagnostics’ management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s and Lucid Diagnostics’ common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s and Lucid Diagnostics’ products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s and Lucid Diagnostics’ clinical and preclinical studies; whether and when PAVmed’s and Lucid Diagnostics’ products are cleared by regulatory authorities; market acceptance of PAVmed’s and Lucid Diagnostics’ products once cleared and commercialized; PAVmed’s and Lucid Diagnostics’ ability to raise additional funding as needed; and other competitive developments. In addition, PAVmed and Lucid Diagnostics continue to monitor the COVID-19 pandemic and the pandemic’s impact on PAVmed’s and Lucid Diagnostics’ businesses. These factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s and Lucid Diagnostics’ control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item 1A, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report. For a further list and description of these and other important risks and uncertainties that may affect Lucid Diagnostics’ future operations, see Part I, Item 1A, “Risk Factors,” in Lucid Diagnostics’ most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by Lucid Diagnostics after its most recent Annual Report. Each of PAVmed and Lucid Diagnostics disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact:

Michael Parks

PAVmed and Lucid Diagnostics

484.356.7105

mep@pavmed.com